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                                                                    EXHIBIT 23.4


                [FORREST A. GARB & ASSOCIATES, INC. LETTERHEAD]

                                August 20, 1999


                               CONSENT OF EXPERT


Ms. Debra D. Valice
Seitel, Inc.
50 Briar Hollow Lane
7th Floor West
Houston, TX 77027

Dear Ms. Valice:

     Forrest A. Garb & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc., our January 1, 1999 reserve report published February 1, 1999, and to all references to our firm included therein.

                                     Forrest A. Garb & Associates, Inc.

                                     By:     /s/ Forrest A. Garb
                                             --------------------------
                                     Name:   Forrest A. Garb
                                             --------------------------
                                     Title:  Chairman of the Board
                                             --------------------------

                                     Dallas, Texas

                                     August 20, 1999